KMC TELECOM HOLDINGS, INC.




                  $275,000,000 OF 13 1/2% SENIOR NOTES DUE 2009




                               PURCHASE AGREEMENT



                                  May 19, 1999


                           KMC TELECOM HOLDINGS, INC.

                               PURCHASE AGREEMENT


                                                                    May 19, 1999


Morgan Stanley & Co.  Incorporated
Credit Suisse First Boston Corporation
First Union Capital Markets Corp.
CIBC World Markets Corp.
BancBoston Robertson Stephens Inc.
Wasserstein Perella Securities, Inc.
c/o Morgan Stanley & Co.  Incorporated
1585 Broadway
New York, New York  10036-8293

Dear Sirs and Mesdames:

          KMC Telecom Holdings, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the initial purchasers named in Schedule I hereto (the "Initial Purchasers") an aggregate of $275,000,000 of 13 1/2% Senior Notes Due 2009 of the Company (the "Notes") to be issued pursuant to the provisions of an indenture (the "Indenture") between the Company and The Chase Manhattan Bank, as trustee (in such capacity, the "Trustee"), to be dated as of the Closing Date (as defined below).

          The Indenture will provide that on the Closing Date the Company will cause its wholly-owned restricted subsidiary, KMC Telecom Financing, Inc. (the "Guarantor"), to purchase and pledge to the Trustee for the benefit of the registered holders of the Notes (collectively, the "Note Holders"), pursuant to the terms of a Collateral Pledge and Security Agreement (the "Pledge Agreement"), a portfolio of United States Treasury securities and/or security entitlements relating thereto in an amount sufficient, upon receipt of scheduled interest and principal payments on such securities, to provide for the payment in full of the first six scheduled interest payments on the Notes (the "Pledged Securities").

          The Notes will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S").



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                                        2

          The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement relating to the Notes, to be dated the date hereof, and to be substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement").

          In connection with the sale of the Notes, the Company has prepared a preliminary private placement memorandum dated May 6, 1999 (the "Preliminary Memorandum") and will prepare a final private placement memorandum (including any supplements thereto, the "Final Memorandum" and, with the Preliminary Memorandum, each a "Memorandum") setting forth or including a description of the terms of the Notes, the terms of the offering and a description of the Company and its business.

          1. Representations and Warranties. The Company represents and warrants to, and agrees with, you that as of the date hereof:

                  (a) The Preliminary Memorandum as of the date hereof does not contain and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales and on the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Memorandum based upon information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein.

                  (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (c) Each subsidiary of the Company is listed on Exhibit B hereto (each a "Subsidiary" and, collectively, the "Subsidiaries") and has been duly incorporated or otherwise organized, is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate and/or limited liability company power and authority, as appropriate, to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which

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                                      3

         the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole; all of the issued shares of capital stock or membership interests of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned, directly or indirectly, by the Company, free and clear of all liens, encumbrances, equities or claims, other than those indicated in either Memorandum.

                  (d) This Purchase Agreement has been duly authorized, executed and delivered by the Company.

                  (e) The Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the Indenture, and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Purchase Agreement, will (x) be valid and binding obligations of the Company enforceable in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (y) be entitled to the benefits of the Indenture pursuant to which such Notes are to be issued, the Registration Rights Agreement and the Pledge Agreement.

                  (f) Each of the Indenture and the Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company, will be a valid and binding agreement of, the Company, enforceable in accordance with its terms except that (w) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, (x) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability, (y) rights to indemnification and contribution may be limited by public policy and (z) provisions of the Indenture, if any, requiring any waiver of stay or extension laws, diligent performance or other acts on the part of the Trustee may be unenforceable under principles of public policy.

                  (g) The Pledge Agreement has been duly authorized by the Guarantor and, when executed and delivered by the Guarantor, will be a valid and binding agreement of the Guarantor enforceable in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and subject to general equitable principles whether considered in a proceeding in equity or at law.


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                                       4

                  (h) Upon the delivery to the Trustee of the certificates or instruments, if any, representing the Pledged Securities, the pledge of and grant of a security interest in the Pledged Securities for the benefit of the Trustee and the Note Holders, as the case may be, will constitute a first priority security interest in the Pledged Securities, enforceable against all creditors of the Guarantor (and any persons purporting to purchase any of the Pledged Securities from the Guarantor).

                  (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Purchase Agreement, the Indenture, the Registration Rights Agreement and the Notes (collectively, the "Transaction Documents") and the issuance, sale and delivery of the Notes by the Company in accordance with the terms of the Notes and the Indenture will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or bylaws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its Subsidiaries, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, except with respect to clauses (i) and (iii) to the extent that any contravention would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Transaction Documents, except (x) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes, (y) such as may be required by Federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement and (z) for any consents, approvals, authorizations, orders or qualifications, the failure to obtain which would not have a material adverse effect on the ability of the Company to perform its obligations under the Transaction Documents.

                  (j) The execution and delivery by the Guarantor of, and the performance by the Guarantor of its obligations under, the Indenture, the First Supplemental Indenture, the Pledge Agreement and the Control Agreement (collectively, the "Guarantor Transaction Documents") will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or bylaws of the Guarantor, (iii) any agreement or other instrument binding upon the Guarantor, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Guarantor, except with respect to clauses
         (i) and (iii) to the extent that any contravention would not have a material adverse effect on the Guarantor, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Guarantor of its obligations under the Guarantor Transaction Documents, except (x) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes and (y) for

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                                       5

         any consents, approvals, authorizations, orders or qualifications, the failure to obtain which would not have a material adverse effect on the ability of the Guarantor to perform its obligations under the Guarantor Transaction Documents.

                  (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Preliminary Memorandum. Furthermore, (1) the Company and its Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased (except for the repurchase of shares of its common stock from employees, officers, directors, consultants or other persons providing services to the Company or any of its Subsidiaries pursuant to agreements under which the Company has the option to repurchase such shares of its common stock at cost upon the occurrence of certain events such as the termination of employment or other service-providing relationship) any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its consolidated Subsidiaries taken as a whole, except in each case as described in the Final Memorandum.

                  (l) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject other than proceedings accurately described in all material respects in each Memorandum and proceedings that are not reasonably likely to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under any of the Transaction Documents or to consummate the transactions contemplated by the Final Memorandum.

                  (m) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

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                                       6


                  (n) The  Company  is  not,  and  after  giving  effect  to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (o) It is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Purchase Agreement to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

                  (p) The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                  (q) There are no costs and liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                  (r) The Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

                  (s) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Securities Act) with respect to the Notes, and the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

                  (t) Except as described in each Memorandum, the Company and its Subsidiaries (i) have all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all federal, state, local and other governmental, administrative or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use their properties and assets and to conduct

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                                       7

         their business in the manner described in each Memorandum, except to the extent that the failure to obtain such consents, authorizations, approvals, orders, certificates or permits or make such declarations or filings would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and (ii) has not received any notice of proceedings relating to the violation, revocation or modification of any such license, consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a material adverse change in the condition, financial or otherwise, in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

                  (u) The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in each Memorandum, (ii) such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; or (iii) such as do not have a material adverse effect on the Company and its Subsidiaries taken as a whole; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in or contemplated by each Memorandum.

                  (v) The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and, except as set forth in each Memorandum, neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably likely to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

                  (w) No material labor dispute with the employees of the Company or any of its Subsidiaries exists, except as described in or contemplated by each Memorandum, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.


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                                       8


                  (x) The Company and its Subsidiaries are insured against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, except as described in or contemplated by each Memorandum.

                  (y) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (z) The terms of the Notes and the Indenture conform in all material respects to the description thereof contained in the Final Memorandum under the headings "Description of the Notes."

                  (aa) The Company has reviewed its operations and that of its Subsidiaries to evaluate the extent to which the business or operations of the Company or any of its Subsidiaries will be affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications used by the Company and its Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000); as a result of such review, (i) the Company has no reason to believe, and does not believe, that (A) there are any issues related to the Company's preparedness to address the Year 2000 Problem that are of a character required to be

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                                       9

         described or referred to in each Memorandum which have not been accurately described in each Memorandum and (B) with respect to the systems of the Company and its Subsidiaries, the Year 2000 Problem will have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, or result in any material loss or interference with the business or operations of the Company and its Subsidiaries, taken as a whole; and (ii) the Company reasonably believes, after due inquiry, that the suppliers, vendors, customers or other material third parties used or served by the Company and such Subsidiaries are addressing or will address the Year 2000 Problem in a timely manner, except to the extent that a failure to address the Year 2000 Problem by any supplier, vendor, customer or material third party would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

                  2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Initial Purchasers and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company the respective principal amount of Notes set forth in Schedule I hereto opposite its name, at a purchase price of 96.5% of the principal amount thereof (the "Purchase Price") plus accrued interest, if any, on the Notes from May 24, 1999 to the Closing Date.

                  The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Initial Purchasers, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt of the Company or warrants to purchase debt of the Company substantially similar to the Notes (other than the sale of the Notes under this Purchase Agreement).

                  3. Terms of Offering. You have advised the Company that the Initial Purchasers will make an offering of the Notes purchased by the Initial Purchasers hereunder on the terms set forth in the Final Memorandum, as soon as practicable after this Purchase Agreement is entered into as in your judgment is advisable.

                  4. Payment and Delivery. Payment for the Notes shall be made to the Company in Federal or other funds immediately available in New York City against delivery of the Notes at a closing (the "Closing") to be held at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 A.M., local time, on May 24, 1999, or at such other time on the same or such other date, not later than June 7, 1999, as shall be designated in writing by you. The time and date of such payment are herein referred to as the "Closing Date."

                  Certificates for the Notes shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Notes shall be delivered to you on the Closing Date for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Notes to the Initial Purchasers duly paid, against payment of the purchase price therefor.

                  5. Conditions to the Initial Purchasers' Obligations . The several obligations of the Initial Purchasers to purchase and pay for the Notes on the Closing Date is subject to the following conditions:

                    (a) Subsequent to the execution and delivery of this Purchase Agreement and prior to the Closing Date,

                           (i) there shall not have  occurred  any  downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Purchase Agreement) that, in the judgment of Morgan Stanley & Co. Incorporated, as representative of the Initial Purchasers, is material and adverse and that makes it, in the judgment of Morgan Stanley & Co. Incorporated, as representative of the Initial Purchasers, impracticable to market the Notes on the terms and in the manner contemplated in the Final Memorandum.

                  (b) The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) of this Purchase Agreement and to the effect that the representations and warranties of the Company contained in this Purchase Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions contained herein on its part to be performed or satisfied hereunder on or before the Closing Date.

                  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) The Initial Purchasers shall have received on the Closing Date an opinion of Kelley Drye & Warren LLP, outside counsel to the Company, dated the Closing Date, to the effect set forth in Exhibit C. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

                  (d) The Initial Purchasers shall have received on the Closing Date an opinion of Swidler Berlin Shereff Friedman, LLP, regulatory counsel to the Company, dated the Closing Date, to the effect set forth in Exhibit D. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

                  (e) The Initial Purchasers shall have received on the Closing Date an opinion of Shearman & Sterling, counsel to the Initial Purchasers, dated the Closing Date, in form and substance satisfactory to you.

                  (f) The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Final Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (g) The Transaction Documents shall have been executed and shall be in full force and effect.

                  (h) The Initial Purchasers shall have received payment in full, no later than the Closing Date, of all fees and expenses due in connection with the offering by the Company of the Notes pursuant to the Final Memorandum.

                  (i)  You  shall  have  received   such  other   documents  and
         certificates as are reasonably requested by you or your counsel.

                  6. Covenants of the Company. In further consideration of the agreements of the Initial Purchasers contained in this Purchase Agreement, the Company covenants with the Initial Purchasers as follows:

                  (a) To use its reasonable best efforts to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Purchase Agreement and during the period mentioned in Section 6(c), as many copies of the Final Memorandum and any supplements and amendments thereto as you may reasonably request.

                  (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which Morgan Stanley & Co. Incorporated objects without unreasonable delay.

                  (c) If, during such period after the date hereof and prior to the date on which all of the Notes shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchasers it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as so amended or supplemented, will comply in all material respects with applicable law.

                  (d) To endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to taxation in any jurisdiction where it is not now so subject or to service or process in suits, other than those arising out of the offering or sale of the Notes in any jurisdiction where it is not now so subject.

                  (e) Whether or not the transactions contemplated in this Purchase Agreement are consummated or this Purchase Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Purchase Agreement, including: (i) the preparation of each Memorandum and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Company's counsel and accountants and the Trustee and its counsel, (iv) the qualification of such Notes under securities or Blue Sky laws in accordance with the provisions of Section 6(d), including filing fees and the fees and disbursements of one counsel for the Initial Purchasers in connection therewith and in connection with the preparation of any Blue Sky or legal investment memoranda, (v) the printing and delivery to the Initial Purchasers in quantities as hereinabove stated of copies of the Memorandum and any amendments or supplements thereto, (vi) any fees charged by rating agencies, (vii) all document production charges and expenses of one counsel to the Initial Purchasers (but not including their fees for professional services) in connection with the preparation of this Purchase Agreement, (viii) the fees and expenses, if any, incurred in connection with the admission of such Notes for trading in PORTAL or any other appropriate market system, (ix) the fees, expenses and losses, if any, incurred in connection with the purchase of the Pledged Securities, (x) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expense of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show with the prior approval of the Company, and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section,
         Section 8 and Section 11, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Notes by them and any advertising expenses connected with any offers they may make.

                  (f) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Securities Act of such Notes.

                  (g) Neither the Company nor any Affiliate will solicit any offer to buy or offer or sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, except as may be contemplated by the Registration Rights Agreement.

                  (h) While any of the Notes remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of such Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

                  (i) Except as may be contemplated by the  Registration  Rights
         Agreement, none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes, and the Company and its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions of Regulation S.

                  (j) To refuse, and to cause the Trustee to refuse, to register any transfer of the Notes sold pursuant to Regulation S if such transfer is not made in accordance with the provisions of Regulation S and the Indenture.

                  (k) To use its reasonable best efforts to permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

                  (l) The Company shall not, and shall use its best efforts to cause its Affiliates not to, purchase and then resell or otherwise transfer any Notes.

                  7. Offering of Notes; Restrictions on Transfer. (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Initial Purchaser agrees with the Company that (i) it will not solicit offers for, or offer or sell the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for the Notes only from, and will offer such Notes only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers", which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Notes are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions."

                  (b)  Each  Initial  Purchaser,   severally  and  not  jointly,
         represents, warrants, and agrees with respect to offers and sales outside the United States that:

                           (i) it understands that no action has been or will be
                  taken in any jurisdiction by the Company that would permit a public offering of the Notes, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Notes, in any country or jurisdiction where action for that purpose is required;

                           (ii) such  Initial  Purchaser  will  comply  with all
                  applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

                           (iii) the Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

                           (iv) such Initial Purchaser has offered the Notes and
                  will offer and sell the Notes (A) as part of their distribution at any time and (B) otherwise until 40 days after the Closing Date only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

                           (v) such  Initial  Purchaser  has (A) not  offered or
                  sold and, prior to the date six months after the Closing Date, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (B) complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (C) only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on;

                           (vi) such Initial Purchaser understands that the Notes have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees that it will not offer or sell, any Notes, directly or indirectly in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and

                           (vii) such Initial Purchaser agrees that, at or prior
                  to confirmation of sales of the Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice to substantially the following effect:

                    "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

          Terms used in this Section 7(b) have the meanings given to them by Regulation S.

                  8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use therein.

                  (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use in either Memorandum or any amendments or supplements thereto.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 8(a) or 8(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such section, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of such Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers in respect thereof bear to the aggregate offering price of such Notes. The relative fault of the Company on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The Company and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes resold by them in the initial placement of such Notes were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Purchase Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Purchase Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Notes.

                  9. Termination. This Purchase Agreement shall be subject to termination by notice given by Morgan Stanley & Co. Incorporated, as representative of the Initial Purchasers, to the Company, if (a) after the execution and delivery of this Purchase Agreement and prior to the Closing Date
(i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of Morgan Stanley & Co. Incorporated, as representative of the Initial Purchasers, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event singly or together with any other such event makes it, in the judgment of Morgan Stanley & Co. Incorporated, as representative of the Initial Purchasers, impracticable to market the Notes on the terms and in the manner contemplated in the Final Memorandum.

                  10.  Effectiveness.   This  Purchase  Agreement  shall  become
effective upon the execution and delivery hereof by the parties hereto.

                   11. Miscellaneous. If, on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the amount of Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of Notes to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the amount of Notes set forth opposite their respective names in Schedule I bears to the aggregate amount of Notes set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Notes that any Initial Purchaser has agreed to purchase pursuant to Section 2 be increased pursuant to Section 11 by an amount in excess of one-ninth of such amount of Notes without the written consent of such Initial Purchaser. If, on the Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date and the aggregate amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate amount of Notes to be purchased on such date and arrangements satisfactory to you and the Company for the purchase of such Notes are not made within 36 hours after such default, this Purchase Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Purchase Agreement.

                  If this Purchase Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Purchase Agreement, or if for any reason the Company shall be unable to perform its obligations under this Purchase Agreement (other than by reason of a breach of this Purchase Agreement by the Initial Purchasers, or any of them), the Company will reimburse the Initial Purchasers or such Initial Purchasers who have so terminated this Purchase Agreement for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by such Initial Purchaser in connection with this Purchase Agreement or the offering contemplated hereunder.

                  12. Notices. All notices and other communications required or permitted to be given under this Purchase Agreement shall be in writing and shall be deemed to have been duly given if delivered personally to the parties hereto as follows:

                    (a)   If to the Initial Purchasers:

                          Morgan Stanley & Co. Incorporated
                          1585 Broadway
                          New York, New York  10036
                          Attention: Gregory Attori

                          with a copy to:

                          Shearman & Sterling
                          599 Lexington Avenue
                          New York, New York 10022
                          Attention: James S. Scott, Sr.

                    (b)   If to the Company:

                          KMC Telecom Holdings, Inc.
                          1545 Route 206, Suite 300
                          Bedminster, NJ 07921
                          Attention:    James D. Grenfell

                          with a copy to:

                          Kelley Drye & Warren LLP
                          101 Park Ave.
                          New York, NY 10178
                          Attention: Brian J. Calvey

                  13. Counterparts. This Purchase Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  14. Applicable Law. This Purchase Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                  15. Headings. The headings of the sections of this Purchase Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Purchase Agreement.

                  Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Purchase Agreement shall constitute a binding agreement between us.


                                     Very truly yours,

                                     KMC TELECOM HOLDINGS, INC.


                                     By:___________________________
                                     Name:
                                     Title:


Agreed, May 19, 1999

MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
FIRST UNION CAPITAL MARKETS CORP.
CIBC WORLD MARKETS CORP.
BANCBOSTON ROBERTSON STEPHENS INC.
WASSERSTEIN PERELLA SECURITIES, INC.

By: MORGAN STANLEY & CO. INCORPORATED

    In its individual capacity and as representative of the other Initial Purchasers



    By:  ______________________________
    Name:
    Title:

                                   SCHEDULE I



                                                       Principal Amount of
                                                      13 1/2% Senior Notes
Initial Purchasers                                      To Be Purchased

Morgan Stanley & Co. Incorporated......................   $196,250,000

Credit Suisse First Boston Corporation.................    $33,750,000

First Union Capital Markets Corp.......................    $27,000,000

CIBC World Markets Corp................................     $9,000,000

BancBoston Robertson Stephens Inc......................     $4,500,000

Wasserstein Perella Securities, Inc. ..................     $4,500,000
                                                          ------------
  Total................................................   $275,000,000
                                                           -----------

                                                                       EXHIBIT A
                                                                       ---------

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                                                       EXHIBIT B
                                                                       ---------


                   SUBSIDIARIES OF KMC TELECOM HOLDINGS, INC.

Name of Subsidiary               Jurisdiction of Incorporation or Organization
------------------               ---------------------------------------------

KMC Telecom Inc.                               Delaware

KMC Telecom II, Inc.                           Delaware

KMC Telecom Leasing I LLC                      Delaware

KMC Telecom Leasing II LLC                     Delaware

KMC Telecom of Virginia, Inc.                  Virginia

KMC Telecom III, Inc.                          Delaware

KMC Telecom III Holdings, Inc.                 Delaware

KMC Telecom Leasing III LLC                    Delaware

KMC Telecom Financing, Inc.                    Delaware

                                                                       EXHIBIT C

                               FORM OF OPINION OF
                            KELLEY DRYE & WARREN LLP

                  Pursuant to Section 5(c) of the Purchase Agreement, Kelley Drye & Warren shall deliver an opinion to the effect that:

                  (A) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum (references herein to the Final Memorandum being taken to mean the same, as amended or supplemented), and is duly qualified to transact business and is in good standing in New Jersey;

                  (B) each subsidiary of the Company listed in Exhibit B to the Purchase Agreement has been duly organized, is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has the corporate and/or limited liability company power and authority, as appropriate, to own its property and to conduct its business as described in the Final Memorandum, except as otherwise noted therein, and is duly qualified to transact business and is in good standing in each jurisdiction listed opposite its name on Annex I hereto;

                  (C)  the  Purchase   Agreement  has  been  duly  authorized,
          executed and delivered by the Company;

                  (D) the Notes have been duly authorized and, when executed, authenticated and delivered to and paid for in accordance with the terms of the Purchase Agreement, will (x) be valid and binding obligations of the Company enforceable in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, and (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (y) be entitled to the benefits of the Indenture, the Registration Rights Agreement, the Pledge Agreement and the Control Agreement;

                  (E) each of the Indenture, the First Supplemental Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms except as (w) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, (x) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability, (y) rights to indemnification and contribution may be limited by public policy and (z) provisions of the Indenture, if any, requiring any waiver of stay or extension laws, diligent performance or other acts on the part of the Trustee may be unenforceable under principles of public policy;

                  (F) each of the Pledge Agreement and Control Agreement has been duly authorized, executed and delivered by the Guarantor, and assuming due authorization, execution and delivery by the Trustee, each of the Pledge Agreement and Control Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Guarantor in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and equitable principles (whether considered in a proceeding in equity or at law);

                  (G) upon (i) the execution and delivery of the Pledge Agreement and the Control Agreement, (ii) the execution and delivery of the Control Agreement by The Chase Manhattan Bank in its capacity as a securities intermediary, (iii) the identification by book-entry by The Chase Manhattan Bank as a securities intermediary of the Pledged Securities as belonging to, or otherwise subject to a security interest in favor of, the Trustee, and (iv) the filing of financing statements with the Secretary of State of the State of New York and the City Register of New York City; the Trustee will have in the case of each Pledged Security and the Pledged Account (as defined in the Pledge Agreement), a valid and perfected, first-priority security interest therein for the benefit of the holders of the Notes as security for the Secured Obligations (as defined in the Pledge Agreement) with respect to the Notes;

                  (H) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase Agreement, the Indenture, the First Supplemental Indenture, the Registration Rights Agreement and the Notes (collectively, the "Transaction Documents") and the issuance, sale and delivery of the Notes by the Company will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) to such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or (iv) to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, except, in the case of clauses (i), (iii) and (iv), for such contraventions which would not have a material adverse on the Company and its Subsidiaries, taken as a whole and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or its subsidiaries of their obligations under the Transaction Documents, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes;

                  (I) after inquiry of the executive officers of the Company, to such counsel's knowledge, there is not now pending or threatened any legal or governmental proceedings to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings fairly summarized in all material respects in the Final Memorandum and proceedings which such counsel believes are not reasonably likely to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Transaction Documents or to consummate the transactions contemplated by the Final Memorandum;

                  (J) the  Company  is  not,  and  after  giving  effect  to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                  (K) the statements in the Final Memorandum under the captions "Business - Legal and Administrative Proceedings", "Description of Certain Indebtedness", "Private Placement" and "Transfer Restrictions", in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein in all material respects;

                  (L) the statements in the Final Memorandum, under the caption "Certain United States Federal Income Tax Considerations" are accurate in all material respects and fairly summarize the matters referred to therein; and

                  (M) based upon the representations, warranties, and agreements of the Company in the Purchase Agreement and of the Initial Purchasers in Section 7 of the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Notes by the Initial Purchasers in accordance with Section 7 of the Purchase Agreement to register the Notes under the Securities Act of 1933, it being understood that no opinion is expressed as to any subsequent resale of any Note.

                                  ATTACHMENT A
                                       TO
                    FORM OF KELLEY DRYE & WARREN LLP OPINION


                  In the course of the preparation by the Company of the Final Memorandum, we have participated in conferences with officers, directors and representatives of the Company, its independent auditors, your representatives and representatives of your counsel at which conferences the contents of the Final Memorandum and related matters were discussed. Although we have not independently verified the accuracy or completeness of, or otherwise verified the statements made in the Final Memorandum (other than as expressly provided above), nothing has come to our attention that has led us to believe that the Final Memorandum, as of its date or the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary in order the make the statements therein in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, we are not expressing any opinion or belief as to the financial statements and supporting notes and schedules and other financial data contained in the Final Memorandum nor with respect to any FCC data contained therein. Nor are we expressing any opinion or belief as to any statements in the Final Memorandum under the captions "Risk Factors - Government Regulation" and "Business Regulation" insofar as such statements constitute a summary of the legal matters, documents, or proceedings of the FCC and any state authority overseeing telecommunication matters with respect to telecommunications regulation referred to therein.

                                     ANNEX I
                                       TO
                          KELLEY DRYE & WARREN OPINION

KMC TELECOM INC.                                              Delaware
                                                              Alabama
                                                              Florida
                                                              Georgia
                                                              Indiana
                                                              Illinois
                                                              Kansas
                                                              Louisiana
                                                              Maryland
                                                              Michigan
                                                              Minnesota
                                                              Mississippi
                                                              New Hampshire
                                                              New Jersey
                                                              North Carolina
                                                              Puerto Rico
                                                              South Carolina
                                                              Texas
                                                              Wisconsin

KMC TELECOM II, INC.                                         Delaware
                                                             Florida
                                                             Georgia
                                                             Indiana
                                                             Illinois
                                                             Kansas
                                                             Maryland
                                                             Michigan
                                                             Minnesota
                                                             Mississippi
                                                             Nevada
                                                             New Hampshire
                                                             New Jersey
                                                             North Carolina
                                                             Ohio
                                                             Tennessee
                                                             Texas

KMC TELECOM LEASING I LLC                                     Delaware
                                                              Alabama
                                                              Florida
                                                              Georgia
                                                              Louisiana
                                                              New Jersey
                                                              Texas
                                                              Wisconsin

KMC TELECOM LEASING II LLC                                    Delaware
                                                              Florida
                                                              Georgia
                                                              Indiana
                                                              Kansas
                                                              Maryland
                                                              Michigan
                                                              Minnesota
                                                              New Jersey
                                                              North Carolina
                                                              Texas

KMC TELECOM OF VIRGINIA, INC.                                 New Jersey
                                                              Virginia

KMC TELECOM III, INC.                                         Alabama
                                                              Delaware
                                                              Florida
                                                              Indiana
                                                              Louisiana
                                                              Maryland
                                                              Michigan
                                                              Mississippi
                                                              New Jersey
                                                              North Carolina
                                                              Ohio
                                                              South Carolina
                                                              Tennessee
                                                              Texas

KMC Telecom Leasing III LLC                                    Delaware
                                                               Florida
                                                               Louisiana
                                                               Michigan
                                                               New Jersey
                                                               Ohio
                                                               South Carolina

KMC TELECOM III HOLDINGS, INC.                                 Delaware
                                                               Georgia
                                                               New Jersey

KMC TELECOM FINANCING, INC.                                    Delaware
                                                               New Jersey

                                                                       EXHIBIT D

                               FORM OF OPINION OF
                      SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

                  Pursuant to Section 5(d) of the Purchase Agreement, Swidler & Berlin, Chartered , regulatory counsel for the Company, shall furnish an opinion to the effect that:

                  (A) (1) the execution and delivery of the Purchase Agreement by KMC Telecom Holdings, Inc. and the consummation of the transactions contemplated thereby do not violate (i) the federal Communications Act of 1934, as amended, and the Telecommunications Act of 1996, any rules or regulations of the Federal Communications Commission ("FCC") applicable to the Company (collectively, the "Communications Act"),
         (ii) any state telecommunications law, rules or regulations ("State Law") applicable to the Company, and (iii) to the best of such counsel's knowledge, any decree from any court, and (2) no consent, approval, authorization or order of or filing with the FCC or any state authority overseeing telecommunications matters ("State Authority"), is necessary for the execution and delivery of the Purchase Agreement by KMC Telecom Holdings, Inc. and except to the extent that the failure to obtain such consents, approvals, authorizations or orders or to make filings with, the FCC or any State Authority would not, individually or in the aggregate, have a material adverse effect on the prospects, condition (financial or otherwise) or in the earnings, business or operations of KMC Telecom Holdings, Inc. and KMC Telecom Inc., KMC Telecom II, Inc., KMC Telecom Leasing I LLC, KMC Telecom Leasing II LLC and KMC Telecom of Virginia, Inc. (the "Subsidiaries") taken as a whole;

                  (B) except as indicated in this paragraph B, to the best of our knowledge, based on our understanding of operations of the Company and its Subsidiaries from the Certificate [see Attachment A] (1) the Company and its Subsidiaries have made all reports and filings, and paid all fees, required by the FCC and the State Authorities, and have all certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and have made all filings and registrations, with the FCC and the State Authorities necessary to own, lease, license and use its properties and assets and to conduct its respective business in the manner described in the Preliminary and Final Memorandum, except for those filings, fees, and approvals the failure to obtain or file of which would not have material adverse effect on the financial condition, or on the earnings, business, or operations of the Company and its Subsidiaries, taken as a whole; (2) has not received any notice of proceedings relating to the violation, revocation or modification of any such certificates, orders, permits, licenses, authorizations,consents or approvals, or the qualification or rejection of any such filing or registration, the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company, taken as a whole; and (3) neither the Company nor its Subsidiaries is in violation of, or in default under the Communications Act or State Law, the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole;

                  (C) to the best of such counsel's  knowledge after due inquiry
         (i) no adverse judgment, decree or order of the FCC or any State Authority has been issued against the Company or its Subsidiaries and
         (ii) no litigation, proceeding, inquiry or investigation has been commenced or threatened against the Company or its Subsidiaries before or by the FCC or any State Authority which, if decided adversely to the interests of the Company or its Subsidiaries would have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and

                  (D) the statements in the Final Memorandum under the captions "Risk Factors - Our Industry is Extremely Competitive and Many of our Competitors Have Greater Resources Than We Do," "Risk Factors - We Are Subject to Significant Government Regulation Which May Change in an Adverse Manner," "Business - Industry Overview" and "Business - Regulation," insofar as such statements constitute a summary of the legal matters, documents or proceedings of the FCC and State Authorities with respect to telecommunications regulation referred to therein, fairly summarize the matters referred to therein.

                                  ATTACHMENT A
                                       TO
             FORM OF OPINION OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP


                             CERTIFICATE OF OFFICER


                  Except as otherwise stated herein, all capitalized terms used herein shall have the respective meanings ascribed to them in the Swidler & Berlin Opinion Letter, dated May ___, 1999 or the documents referred to in the Opinion Letter.

                  The undersigned is an officer of KMC Telecom Holdings, Inc., KMC Telecom III Holdings, Inc., KMC Telecom Inc., KMC Telecom II, Inc., KMC Telecom III, Inc., KMC Telecom Leasing I LLC, KMC Telecom Leasing II LLC and KMC Telecom of Virginia, Inc.
(collectively, "KMC").

                  The undersigned, in the capacity as an officer of KMC and not in an individual capacity, does hereby certify to Swidler Berlin Shereff Friedman, LLP, that:

                  1. KMC has all certificates, orders, permits, licenses, authorizations, consents, and approvals of and from, and has made all filings and registrations with, the FCC and the State Authorities necessary to own, lease, license and use its properties and assets and to provide the services authorized by the certifications listed in Exhibit A hereto. As of the date of this Certificate, KMC Telecom Inc., KMC Telecom II, Inc. and KMC Telecom III, Inc. are not providing any services other than those authorized by the terms and conditions of the certificates issued to them by the State Authorities listed in Exhibit A thereto. In addition, KMC Telecom Leasing I, LLC, and KMC Telecom Leasing II, LLC do not hold out or provide telecommunications services to the public. KMC Telecom Holdings, Inc. is a holding company and does not hold out or provide telecommunications services to the public.

                  2. KMC has made all reports and periodic filings, and paid all fees, required by the FCC and the State Authorities.

                  3. KMC has not received notice of any litigation, complaint, inquiry or investigation, formal or informal, pending or threatened by or before the FCC or any State Authority based on any alleged violations by the Company or its Subsidiaries of a character which, if adversely determined, is likely to impair materially the FCC or any of the State Authority authorizations held by the Company or its Subsidiaries. KMC has not received notice of any proceedings or threatened proceedings relating to the revocation, restriction, or modification of any of the licenses or certifications listed in Exhibit A hereto.

                  4. To the best of my knowledge, based on a review of the Offering Memorandum, the description in the Offering Memorandum of the manner in which the Company and its Subsidiaries conduct their respective businesses and the factual representations made therein are complete and accurate.

                  This Certificate is given with the express understanding that it will be relied upon by the law firm of Swidler Berlin Shereff Friedman, LLP, in rendering its opinion pursuant to Section 5(e) of the Purchase Agreement.


                  IN WITNESS WHEREOF, the undersigned has set his/her hand this ___ day of May, 1999.



                                             By:      __________________________
                                             Name:
                                             Title: